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                                                                    Exhibit 21

                                 Subsidiaries

                                                          Jurisdiction of
Name of Subsidiary                                 Incorporation or Organization
------------------                                 -----------------------------

1.   BMJ of Lake Tahoe, Inc.                              Delaware
2.   BMJ of Bethlehem, Inc.                               Delaware
3.   BMJ of North Broward, Inc.                           Delaware
4.   BMJ Capital Corp.                                    Delaware
5.   BMJ of Bakersfield, Inc.                             Delaware
6.   Orthopaedic Management Network, Inc.                 Arizona
7.   BMJ of Chandler, Inc.                                Delaware
8.   BMJ of Glendale, Inc.                                Delaware
9.   BMJ IPA of Florida, Inc.                             Delaware
10.  BMJ of San Antonio, Inc.                             Delaware
11.  Valley Sports Surgeons, Inc.                         Pennsylvania